EX-99.G.5

                               CUSTODIAN AGREEMENT
                               -------------------

      THIS AGREEMENT, dated as of May 27, 2003, between UMB BANK N. A., a bank organized under the laws of the United States of America (the CLIENT) on behalf of the registered investment companies and the Client's omnibus accounts listed on the attached addendum (the FUNDS), and., Citibank N.A. a National Banking Association under the laws of the United States of America, (the "Custodian") .

                              W I T N E S S E T H:
      WHEREAS, the Client wishes to employ the Custodian. to act as custodian for the Funds and to provide related services, all as provided herein, and the Custodian. is willing to accept such employment, subject to the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Client and the Custodian. hereby agree, as follows:

1. APPOINTMENT OF CUSTODIAN. The Client hereby appoints the Custodian. as the Fund's custodian, and the Custodian. hereby accepts such appointment. All Investments of the Funds delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to the Fund's Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CLIENT. The Client hereby represents, warrants and covenants each of the following:

            2.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Client. This Agreement does not violate any Applicable Law or conflict with or constitute a default under the Fund's prospectus or other organic document,

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      agreement, judgment, order or decree to which the Fund is a party or by which it or its Investments is bound.

            2.2 By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Client shall be deemed to have confirmed to the Custodian that the Fund has (a) assessed and accepted all material Country or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Funds under the 1940 Act, and (iii) appropriately and adequately disclosed to its shareholders, other investors and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

            2.3 The Client shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. In furtherance and not limitation of the foregoing, in the event the Client utilizes any on-line service offered by the Custodian, the Client and the Custodian shall be fully responsible for the security of each party's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof. Additionally, if the Client uses any on-line or similar communications service made available by the Custodian, the Client shall be solely responsible for ensuring the security of its access to the service and for the use of the service, and shall only attempt to access the service and the Custodian's computer systems as directed by the Custodian. If the Custodian provides any computer software to the Client relating to the services described in this Agreement, the Client will only use the software for the purposes for which the Custodian provided the software to the Client, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Client.

            2.4 With respect to all of the accounts previously opened by the Client with the Custodian and all of the accounts which may be opened by the Client with the Custodian in the future, the Client hereby acknowledges that it is and shall remain responsible for, and has and will fully comply with its own policy or policies regarding the knowing of its customers.

3. REPRESENTATION AND WARRANTY OF THE CUSTODIAN. The Custodian hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the Custodian. and does not and will not violate any Applicable Law or conflict with or constitute a default under the Custodian governing documentation or any agreement, instrument, judgment, order or decree to which the Custodian is a party or by which it is bound.

4. INSTRUCTIONS. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term INSTRUCTION shall mean a directive initiated by the Client, acting directly or through its board of directors, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

      4.1 AUTHORIZED PERSONS. For purposes hereof, an AUTHORIZED PERSON shall be a person or entity authorized to

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give Instructions for or on behalf of the Funds by written notices to the
Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian, including without limitation the Fund's Investment Adviser or Foreign Custody Manager. The Custodian may treat any one
(1) or more Authorized Persons as having full authority of the Client to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of such Authorized Persons until it receives appropriate written notice from the Client to the contrary.

      4.2 FORM OF INSTRUCTION. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Client from time to time unless the Client shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

            4.2.1 CLIENT DESIGNATED SECURED-TRANSMISSION METHOD. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Client or by one (1) or more Authorized Persons and entitled to give Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the one (1) or more Authorized Persons.

            4.2.2 WRITTEN INSTRUCTIONS. Instructions may be transmitted in a writing that bears the manual signature of one (1) or more Authorized Persons.

            4.2.3 OTHER FORMS OF INSTRUCTION. Instructions may also be transmitted by another means determined by the Client or one (1) or more Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 4.2.1 above) including Instructions given orally or by SWIFT, telex or facsimile (whether tested or untested).

      When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and such one (1) or more Authorized Persons with respect to such means of Instruction. With respect to facsimile instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured. In the event that the Custodian receives an illegible instruction, the Custodian shall, if it is able to ascertain the source of the facsimile instruction, promptly contact the Client by telephone for clarification. The parties further agree

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that the Custodian cannot verify that authorized signatures on facsimile instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated or unauthorized facsimile instructions. The provisions of
Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. The Funds Transfer Services Schedule to this Agreement shall comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

      4.3 COMPLETENESS AND CONTENTS OF INSTRUCTIONS. The one (1) or more Authorized Persons shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Fund's Investments and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

            4.3.1 The transaction date and the date and location of settlement;

            4.3.2 The specification of the type of transaction;

            4.3.3 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description; and 4.3.4 The name of the broker or similar entity concerned with execution of the transaction

      If the Custodian shall determine that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Client, and the Client shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

      4.4 TIMELINESS OF INSTRUCTIONS. In giving an Instruction, the Client shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with

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respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Client.

5. SAFEKEEPING OF FUND ASSETS. The Custodian shall hold Investments delivered to it or Subcustodians for the Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian, or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of the Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

      5.1 USE OF SECURITIES DEPOSITORIES. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the

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Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Fund or for benefit of clients of the Custodian generally on its own books.

      5.2 CERTIFICATED ASSETS. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

      5.3 REGISTERED ASSETS. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2 above with or without any identification of fiduciary capacity in such registration.

      5.4 BOOK ENTRY ASSETS. Investments which are represented by book-entry may be so held in an account maintained by the Book-Entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.

      5.5 REPLACEMENT OF LOST INVESTMENTS. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, if less, such other amount as shall be agreed by the parties as the date for settlement.

6. ADMINISTRATIVE DUTIES OF THE CUSTODIAN. The Custodian shall perform the following administrative duties with

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respect to Investments of the Fund.

      6.1 PURCHASE OF INVESTMENTS. Pursuant to Instruction, Investments purchased for the account of the Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices for institutional clients, or the terms of the instrument representing such Investment.
      6.2 SALE OF INVESTMENTS. Pursuant to Instruction, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices for institutional clients, or the terms of the instrument representing such Investment.

      6.3 DELIVERY IN CONNECTION WITH BORROWINGS OF THE FUND OR OTHER COLLATERAL AND MARGIN REQUIREMENTS. Pursuant to Instruction, the Custodian may deliver Investments or cash of the Fund in connection with borrowings and other collateral and margin requirements.

      6.4 FUTURES AND OPTIONS. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund and a futures commission merchant regarding margin (TRI-PARTY AGREEMENT), the Custodian shall ((a) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (MARGIN ACCOUNT), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Client shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (b) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

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      6.5   CONTRACTUAL OBLIGATIONS AND SIMILAR INVESTMENTS. From time to time, the Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Client as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Client.

      6.6 EXCHANGE OF SECURITIES. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

      6.7 SURRENDER OF SECURITIES. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

      6.8   RIGHTS, WARRANTS, ETC. Pursuant to Instruction, the Custodian shall
(a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deposit securities in response to any invitation for the tender thereof.
      6.9 MANDATORY CORPORATE ACTIONS. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund's account and promptly notify the Client of such action, and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

      6.10 INCOME COLLECTION. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Client with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due

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and payable with respect to Investments that are in default, or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Client with respect to Investments.

      6.11 OWNERSHIP CERTIFICATES AND DISCLOSURE OF THE FUND'S INTEREST. The Custodian is hereby authorized to execute on behalf of the Funds ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

      6.12 TAXES. The Custodian shall, where applicable, assist the Client in the reclamation of taxes withheld on dividends and interest payments received by the Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund's tax status that is received from or on behalf of the Fund without duty of separate inquiry.

      6.13 OTHER DEALINGS. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities.

      The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Client shall have the right to request an accounting with respect to such expenses.

      In fulfilling the duties set forth in Section 6.6 through 6.10 above, the Custodian shall provide to the client notice of all material information pertaining to a corporate action initiated by the issuer which the Custodian actually receives from the issuer or becomes aware of from commercially reasonable sources of information utilized by the Custodian in the performance of its services as a global custodian promptly after receipt thereof by the Custodian.

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      In Addition, the Custodian shall provide to the client notice of all material information pertaining to a corporate action, other than those from the issuer, which the Custodian becomes aware of from commercially reasonable sources of information utilized by the Custodian in the performance of its services as a global custodian promptly after receipt thereof by the Custodian.

      The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under the Agreement not prepared by the Custodian, and the Custodian is not responsible for the accuracy or completeness of any translation provided by the Custodian in regard to such forwarded communication. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

      The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (AGENTS).

7. CASH ACCOUNTS, DEPOSITS AND MONEY MOVEMENTS. Subject to the terms and conditions set forth in this Section 7, the Client hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Client shall from time to time request by Instruction.

      7.1 TYPES OF CASH ACCOUNTS. Cash accounts opened on the books of the Custodian (PRINCIPAL ACCOUNTS) shall be opened in the name of the Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally (AGENCY ACCOUNTS). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable

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care in the administration of such accounts but shall not be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

      7.2 PAYMENTS AND CREDITS WITH RESPECT TO THE CASH ACCOUNTS. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund's Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

      7.3 CURRENCY AND RELATED RISKS. The Client bears the risks of holding or transacting in any currency. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country
(a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees

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in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

      7.4 FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Client may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

            7.4.1 THIRD PARTY FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Client accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Client shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

            7.4.2 FOREIGN EXCHANGE WITH THE CUSTODIAN AS PRINCIPAL. The Custodian may undertake foreign exchange transactions with the Fund as principal as the Custodian and the Client may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian.

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      7.5   DELAYS. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Client: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and,
(b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

      7.6 ADVANCES. If, for any reason in the conduct of its safekeeping duties pursuant to Section 5 hereof or its administration of the Fund's assets pursuant to Section 6 hereof, the Custodian or any Subcustodian advances monies to facilitate settlement or otherwise for benefit of the Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day) or any reversal of a credit for cash or securities shall result in any charge to any account not covered by cash or securities in such account, the Client on behalf of the Fund hereby does:

            7.6.1 acknowledge that the Fund shall have no right or title to any Investments purchased with such Advance save a right to receive such Investments upon: (a) the debit of the Principal or Agency Account; or,
      (b) if such debit would produce an overdraft in such account, other reimbursement of the associated Advance;

            7.6.2 agree that any Advance shall be payable on the next business day unless otherwise agreed by the Client and the Custodian; and

            7.6.3 agree that any such Advance shall accrue interest from the date of the Advance to the date of payment in full by the Fund or the Client at a rate agreed upon from time to time by the Custodian and the Client.

      Neither the Custodian nor any Subcustodian shall be obligated to advance monies to the Fund, and in the event that such Advance occurs, any transaction giving rise to an Advance shall be for the account and risk of the Client and the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made by a Subcustodian or any other person, the Custodian may assign any rights granted to the Custodian hereunder to such Subcustodian or other person. If the Client shall fail to repay when due the principal balance of an Advance and accrued and unpaid interest thereon, the Custodian or its assignee, as the case may be, shall be entitled to set-off and utilize the available cash balance in any Agency or Principal Account and to dispose of any Investments to the extent necessary to recover payment of all principal of, and interest on, such Advance in full; provided, however, the Custodian shall promptly notify the Client in writing of any intent to exercise a right of set-off hereunder and shall not exercise any such right of set-off unless and until the Client or the Fund has failed to pay the Advance together with any interest and fees accrued thereon within twelve (12) calendar days after the Client's receipt of such notice of intent to exercise set-off. It is agreed that the Client shall be responsible for all Advances. Notwithstanding the provisions of Applicable Law, including, without limitation, the Uniform Commercial Code, the only rights or remedies which the Custodian is entitled to with respect to Advances is the right of set off granted herein. The Custodian may assign any rights it has hereunder to a Subcustodian or third party.

      7.7 INTEGRATED ACCOUNT. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund's obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8. SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Subject to the provisions hereinafter set forth in this Section 8, the Client hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

      8.1 DOMESTIC SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States.

      8.2 FOREIGN SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Unless instructed otherwise by the Client, the Custodian may, in accordance with Rule 17f-7, deposit and/or maintain non-U.S. Investments of the Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.2.4 below, the Custodian shall have prepared and provided to the Client its most recent assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 8.2.3 of this Section. Additionally, the Custodian may, at any time and from time to time in accordance with Rule 17f-5, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act that qualifies to serve as a custodian of the assets of investment companies under Section 17(f) of the 1940 Act and the rules and regulations thereunder or by a Securities and Exchange Commission exemptive order is exempt therefrom, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund outside the United States. Such appointment of foreign Subcustodians shall be subject to approval of the Client in accordance with Subsections 8.2.1 and 8.2.2 hereof, and use of non-U.S. Securities Depositories shall be subject to the terms of Subsections 8.2.3 and
8.2.4 hereof. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Client to invest in such country.

            8.2.1 BOARD APPROVAL OF FOREIGN SUBCUSTODIANS. Unless and except to the extent that the Board has delegated to and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.2.2, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees or Directors of the Fund with respect to
      (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person. Nothing in this Section 8.2.1 shall apply where the Custodian uses any of its branches as a subcustodian.

            8.2.2 DELEGATION OF BOARD REVIEW OF SUBCUSTODIANS. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Fund's Board. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

            8.2.3 MONITORING AND RISK ASSESSMENT OF SECURITIES DEPOSITORIES. Prior to the placement of any assets of the Fund with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Client or its authorized representative an assessment of the custody risks associated with maintaining assets within such Securities Depository; and
      (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Client or its Investment Adviser of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence and may reasonably rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; and (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority, (collectively, "Third Party Information Sources"). It is acknowledged that (i) information procured through some or all of these Third Party Information Sources may not be independently verifiable by the Custodian, (ii) direct access to Securities Depositories is limited under most circumstances, and (iii) as long as the Custodian has performed it duties under Rule 17f-7, the Custodian shall not be responsible for errors or omissions contained in information received from such Third Party

      Information Sources upon which the Custodian has reasonably relied in the preparation of its risk assessment. The risk assessment shall be provided to the Client or its Investment Advisor by such means as the Custodian shall reasonably establish. The Custodian shall promptly provide advices of material change in such assessment, including such change that may cause the usage of a securities depository to no longer meet the requirements of Rule 17f-7 in the manner established as customary between the Client and the Custodian for transmission of material market information. Upon receipt of Instruction from the Client that a Securities Depository no longer meets the requirements of Rule 17f-7, the Custodian shall withdraw Fund assets from the Securities Depository as soon as reasonably practicable. In the event that withdrawal of such assets is not practicable, the Custodian shall consult with the Client to determine the actions required in order to reasonably comply with Rule 17f-7.

      8.3 RESPONSIBILITY FOR SUBCUSTODIANS AND AGENTS. Except as otherwise provided in the second sentence of this Section 8.3, the Custodian shall be liable to the Client for any loss or damage suffered by the Client or a Fund caused by or resulting from the acts or omissions of a Subcustodian or Agent to the same extent as if such actions or omissions were performed by the Custodian itself. With respect to Subcustodians listed on the Global Custody Network Listing provided by the Custodian which are located in countries where the liability or responsibility of the Custodian is conditioned or predicated on the ability of the Custodian to recover damages from such Subcustodian (RECOVERY COUNTRY SUBCUSTODIANS), the liability of the Custodian to the Client for any loss or damage suffered by a Fund that is not a registered investment company shall be subject to the additional condition that the Custodian actually recovers such loss or damage from such Recovery Country Subcustodian. The Custodian shall also be liable to the Client and a Fund for its own negligence in transmitting any instructions received by the Custodian from the Client and for its own negligence in connection with the delivery of any securities or funds held by it to any Subcustodian.

      For purposes of this Section 8.3, Agents shall mean administrative support providers but not any market infrastructure. Administrative support providers are those persons utilized by the Custodian to perform ancillary services of a purely administrative nature such as couriers, messengers, or other commercial transport systems. Market infrastructures are public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services. Market infrastructures are not delegates of the Custodian.

       8.4 NEW COUNTRIES. The Client shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith.

            8.4.1 With respect to Funds that are not registered investment companies, in the event, however, the Custodian is unable to establish such arrangements prior to the time such Investment is to be acquired, the Custodian may, with the advance written approval of the Client designate a local safekeeping agent, and the use of such local safekeeping agent shall be at the sole risk of the Client, and accordingly the Custodian shall be responsible to the Client for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Client by such agent; provided, however, that nothing contained in this Section shall relieve the Custodian of responsibility for losses caused by its own negligence, bad faith, willful misconduct, or reckless disregard of its duties.

            8.4.2 With respect to Funds that are registered investment companies, the Fund, acting through its Board, its Investment Adviser or its other authorized representative, including the Client, may direct the Custodian to place and maintain the Fund's Assets in a particular country or with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries or with Eligible Foreign Custodians as to which the Custodian reasonably determines that it will not provide delegation services. In the event that the Custodian reasonably determines that it will not provide delegation services in such country or with such Eligible Foreign Custodian, the Custodian shall be entitled to rely on any such instruction from the Fund as an Instruction and shall have no duties under this Agreement and the Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance; provided that this Agreement shall not constitute the Custodian as the exclusive delegate of any of the Funds for purposes of Rule 17f-5 and, particularly where Custodian does not agree to provide fully the services under the Delegation Schedule and this Agreement to a Fund with respect to a particular country, the Fund may delegate such services to another delegate pursuant to Rule 17f-5. In the event that the Custodian determines that will provide such custodial and delegation services in such country or with such Eligible Foreign Custodian, the Custodian will comply with the provisions otherwise set forth in this Agreement.

9. RESPONSIBILITY OF THE CUSTODIAN. In performing its duties and obligations hereunder, the Custodian shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected. The Custodian shall have no duty to make further inquiry as to the identity and source of funds with respect to any of the Funds. The Custodian shall treat all assets held in the each such account in accordance with the Instructions of the Client and as provided by the terms of this Agreement. The Custodian shall be liable to the Client and each of the Funds for all claims, loss, damages or liabilities suffered or incurred by the Client or such Fund resulting from the failure of the Custodian to exercise such reasonable care. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund's Investments or to provide investment advice with respect to such Investments and that the Client as principal shall bear any risks (other than risks associated with safekeeping and administration as provided herein) inherent to particular Investments such as failure of counterparty or issuer. In no event shall the Custodian be liable for damages arising from the acts, omissions and operation of any Securities Depository except as such damages arise from the Custodian's failure to reasonably comply with Rule17f-7 as provided herein. Notwithstanding anything else in this Agreement, in no event shall the Custodian be liable for special, indirect or consequential damages arising under or in connection with this Agreement.

      9.1 LIMITATIONS OF PERFORMANCE. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

            9.1.1 FORCE MAJEURE. FORCE MAJEURE shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

            9.1.2 COUNTRY RISK. COUNTRY RISK shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption except for crime and corruption by a Subcustodian or its employees, directors, and officers for which the Custodian's liability is not predicated upon recovery of such damages from the Subcustodian as set forth in the Global Custody Network Listing, (b) the inaccuracy or unreliability of business and financial information (unrelated to the duties imposed upon the Custodian as a delegate of the Client by Rule 17f-5(c) under the 1940 Act or to the duties imposed on the Custodian by Rule 17f-7 under the 1940 Act), (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository it being understood that this provision shall not excuse the Custodian's performance under the express terms of this Agreement and its liability therefor, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash, and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets; and (h) the laws relating to the safekeeping and recovery of the Fund's Assets held in custody pursuant to the terms of this Agreement; provided that, notwithstanding the foregoing definition of Country Risk, nothing in this definition shall excuse the Custodian from exercising the standard of care set forth in Rule 17f-5 and Rule 17f-7; provided however, that in compliance with Rule 17f-5, Country Risk shall not include the custody risk of a particular Eligible Foreign Custodian of the Fund's foreign assets.

            9.1.3 SOVEREIGN RISK. SOVEREIGN RISK shall mean, in respect of any jurisdiction, including the United States of America, where Investments is acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency,
      (e) the imposition of taxes, levies or other charges affecting Investments, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced that is not directly related to the economic or financial conditions of the Eligible Foreign Custodian except as otherwise provided in this Agreement and the Delegation Schedule; provided however, that in compliance with Rule 17f-5, Sovereign Risk shall not include the custody risk of a particular

      Eligible Foreign Custodian of the Fund's foreign assets.

      9.2 LIMITATIONS ON LIABILITY. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

            9.2.1 FAILURE OF THIRD PARTIES. The failure of any third party including: (a) any issuer of Investments or book-entry or other agent of and issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, Foreign Custody Manager (other than the Custodian acting as Foreign Custody Manager) or other agent of the Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

            9.2.2 INFORMATION SOURCES. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has acted in accordance with the standard of care set forth in Section 9 in selecting such information sources and relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

            9.2.3 RELIANCE ON INSTRUCTION. Action by the Custodian or the Subcustodian in accordance with an Instruction and the standard of care set forth in Section 9, even when such action conflicts with, or is contrary to any provision of, the Fund's declaration of trust, certificate of incorporation or by-laws, Applicable Law, or actions by the trustees, directors or shareholders of the Fund.

            9.2.4 RESTRICTED SECURITIES. Provided that the Custodian has acted in accordance with the standard of care set forth in Section 9, the limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Fund.

            9.2.5 CREDITS FOR INVESTMENTS. The Custodian is not obligated to credit securities to any account before receipt of such by final settlement and may reverse any credit where a security is not received.

10. INDEMNIFICATION. The Client hereby indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction except as such claims and liabilities arise as the result of the negligence, bad faith, willful misconduct, reckless disregard of its duties, or breach of this Agreement by the Custodian or each Subcustodian and their respective agents, nominees, partners, employees, officers and directors. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the Client. Not more than thirty (30) calendar days following the date of such notice, unless the Custodian shall be liable under
Section 8 hereof in respect of such claim, the Client will pay the amount of such claim or reimburse the Custodian for any payment made by the Custodian in respect thereof.

      The Custodian hereby indemnifies the Client and its agents, nominees, employees, officers and directors, and agrees to hold each of them harmless from and against claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them and arising out of or related to the performance of this Agreement and any Instruction, except as such claims and liabilities arise as the result of the negligence, bad faith, willful misconduct, reckless disregard of its duties, or breach of this Agreement by the Client or its agents, nominees, employees, officers and directors. Not more than thirty (30) calendar days following the date of such notice, the Custodian will pay the amount of such claim or reimburse the Client for any payment made by the Client in respect thereof.

      Notwithstanding anything else in this Agreement, no party shall be obligated to indemnify the other party for special, indirect or consequential damages.

11.   REPORTS AND RECORDS. The Custodian shall:

            11.1 Create and maintain records relating to the performance of its obligations under this Agreement;

            11.2 Make available to the Client, its auditors, agents and employees, during regular business hours of the Custodian, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to paragraph (a) above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

            11.3 Make available to the Client all electronic reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

      The Client shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Client delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate. It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources which may be utilized in certain reports made available to the Client. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information.

      The Client shall be solely responsible for all filings, tax returns and reports on any transaction in respect of securities or cash or relating to securities or cash as may be required by any relevant authority, whether governmental or otherwise.

      The Custodian shall provide prompt notice to the Client of any notice received by the Custodian with regard to any filing, tax return, or report required from the Client by any governmental authority.

12    TAX STATUS/WITHHOLDING TAXES
      ----------------------------

(A) INFORMATION. The Client will provide the Custodian, from time to time and in a timely manner, with information and proof (copies or originals) as the Custodian reasonably requests, as to the Client's and/or the underlying beneficial owner's tax status or residence. Information and proof may include, as appropriate, executing certificates, making representations and warranties, or providing other information or documents in respect of securities, as the Custodian deems necessary or proper to fulfill obligations under applicable law.

(B) PAYMENT. If any Taxes become payable with respect to any payment to be made to the Client, such Taxes will be payable by the Client and the Custodian may withhold the Taxes from such payment. The Custodian may withhold any cash held or received with respect to the Clients' account and apply such cash in satisfaction of such Taxes. If any Taxes become payable with respect to any prior payment made to the Client by the Custodian, the Custodian may withhold any cash in satisfaction of such prior Taxes. The Client shall remain liable for any deficiency.

(C) TAX RELIEF. In the event the Client requests that the Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); provided the Client provides to the Custodian such documentation and information as to it or its underlying beneficial owner clients as is necessary to secure such tax relief. Subject to the Custodian's obligation to use reasonable care in performance of its obligations as provided in this Agreement, in no event shall the Custodian be responsible, or liable, for any Taxes resulting from the inability to secure tax relief, or for the failure of any Client or beneficial owner to obtain the benefit of credits, on the basis of foreign taxes withheld, against any income tax liability.

13.   MISCELLANEOUS

      .

      13.1 SHAREHOLDER VOTING - The Custodian's only obligation in regard to any matter where the Client may exercise shareholder voting rights will be to provide shareholder voting services as specified in a separate proxy service letter between the Custodian and the Client.

      13.2 ENTIRE AGREEMENT. Except as specifically provided herein, this Agreement and the Delegation Schedule constitute the entire agreement between the Client and the Custodian with respect to the subject matter hereof. Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Client and the Custodian with respect to the custody of the Fund's Investments.

      13.3 WAIVER AND AMENDMENT ; ASSIGNMENT. No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, shall be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith. No party may assign or transfer any of its rights or obligations under this Agreement without the other's prior written consent, which consent will not be unreasonably withheld or delayed. Any assignment shall be subject to applicable laws and regulations.

      13.4 GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN.

      13.5 NOTICES. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

            If to the Client:

            UMB Bank, N.A.
            928 Grand Blvd., 10th Floor
            Kansas City, Missouri 64106
            Attn: Ralph R. Santoro
            Telephone: (816) 860-7453
            Facsimile: (816) 860-4869
            e-mail: ralph.santoro@umb.com

            If to the Custodian:

            Citibank N.A.
            111 Wall Street
            24th Floor, Zone 5
            New York, New York 10005
            Attn: Michael F. Hayes
            Telephone: (212) 657-9525
            Facsimile: (212) 657-4609
            e-mail: michael.f.hayes@citigroup.com

      or such other address as the Client or the Custodian may have designated in writing to the other.

      13.6 HEADINGS. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      13.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Client and the Custodian.

      13.8 CONFIDENTIALITY. The Custodian will treat information related to the Client as confidential but, unless prohibited by law, the Client authorizes the transfer or disclosure of any information relating to the Client to and between the branches, subsidiaries, representative offices, affiliates and agents of the Custodian and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client (including for data processing, statistical and risk analysis purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information as required by any law, court, regulator or legal process. The Custodian agrees (i) to cause any person to whom the Custodian discloses any confidential information of the Client to keep such information confidential to the same extent the Custodian is obligated to keep such information confidential pursuant to this Agreement or otherwise and (ii) to be responsible and liable for any breach of confidentiality by any such person as if they were directly a party to this Agreement; provided, however, this obligation shall not apply to any disclosure required to be made by any law, court, regulator or legal process.

      The Client will treat the terms of this Agreement, including any Fee Schedule, as confidential. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

            13.8.1 Neither the Client nor the Custodian shall display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client display that of Citigroup, Inc. or any subsidiary of Citigroup, Inc. without prior written approval from Citigroup, Inc. or the subsidiary concerned. The Client shall not advertise or promote any service provided by the Custodian without the Custodian's prior written consent Nothing in this Section 13.8.1 shall prohibit the Client from identifying the Custodian as the Client's subcustodian in any filing, report, communication or marketing material.

            13.8.2 The Client and the Custodian consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

      13.9 COUNSEL. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel regularly retained by the Custodian in respect of such matters, (ii) counsel for the Client or (iii) such counsel as the Client and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      13.10 NO IMPLIED DUTIES. The Custodian shall have no implied duties or obligations.

14. DEFINITIONS. The following defined terms will have the respective meanings set forth below.


      14.1 ADVANCE(S) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include amounts paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund, including any reversal of any credit for cash or securities as provided in this Agreement.

      14.2 AGENCY ACCOUNT(S) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1.

      14.3  AGENT(S) shall have the meaning set forth in the last sentence of
Section 6.

      14.4 APPLICABLE LAW shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations licenses and permits; and (c) judgments, decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

      14.5 AUTHORIZED PERSON(S) shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1.

      14.6 BOOK-ENTRY AGENT shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

      14.7 CLEARING CORPORATION shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

      14.8 DELEGATION SCHEDULE shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5.

      14.9  ELIGIBLE FOREIGN CUSTODIAN shall have the meaning set forth in
Section 9.1.2.

      14.10 FOREIGN CUSTODY MANAGER shall mean the Fund's foreign custody manager appointed pursuant to Rule 17f-5 of the 1940 Act.

      14.11 FOREIGN FINANCIAL REGULATORY AUTHORITY shall have the meaning given by Section 2(a)(50) of the 1940 Act.

      14.12 FUNDS TRANSFER SERVICES SCHEDULE shall mean any separate schedule entered into between the

Custodian and the Bank or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Bank.

      14.13 GLOBAL CUSTODY NETWORK LISTING shall mean the Countries where the Custodian acts as custodian for the Client.

      14.14 INSTRUCTION(S) shall have the meaning assigned in Section 4.

      14.15 INVESTMENT ADVISOR shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Fund's Investments.

      14.16 INVESTMENT(S) shall mean any investment asset of the Fund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.

      14.17 MARGIN ACCOUNT shall have the meaning set forth in Section 6.4 hereof.

      14.18 PRINCIPAL ACCOUNT(S) shall mean deposit accounts of the Fund carried on the books of the Custodian. as principal in accordance with
Section 7.

      14.19 SAFEKEEPING ACCOUNT shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

      14.20 SECURITIES DEPOSITORY(IES) shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

      14.21 SUBCUSTODIAN(S) shall mean each foreign bank appointed by the Custodian pursuant to Section 8, but shall not include Securities Depositories.

      14.22 "TAXES" shall mean all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) securities or cash, (ii) the transactions effected under this Agreement or (iii) the Client; provided that "Taxes" does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

      14.23 TRI-PARTY AGREEMENT shall have the meaning set forth in Section 6.4 hereof.

      14.24 1940 ACT shall mean the Investment Company Act of 1940, as amended.

15. COMPENSATION. The Client agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Client and the Custodian in effect on the date hereof or as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time. Amounts payable by the Client under and pursuant to this Section 15 shall be payable by wire transfer to the Custodian. in New York, New York.

16. TERMINATION. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

            16.1 NOTICE AND EFFECT. This Agreement may be terminated by either party by written notice effective no sooner than ninety calendar days following the date that notice to such effect shall be delivered to other party at its address set forth in paragraph 13.5 hereof.

            16.2 SUCCESSOR CUSTODIAN. In the event of the appointment of a successor custodian, it is agreed that the Investments of the fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Client in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund's Investments in accordance with Instructions.

            16.3 DELAYED SUCCESSION. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten days written notice to the Client either (a) deliver the Investments of the Fund held hereunder to the Fund at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2M USD equivalent and operating under the Applicable law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Client. In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Client to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

            16.4 SURVIVING TERMS.- The rights and obligations contained in Sections 2,10,13.2, 13.3, 13.4. 13.5, and 13.8 of this Agreement shall survive termination of this Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.


CITIBANK N.A.                             UMB BANK, N.A. ON BEHALF OF THE FUNDS
                                          LISTED IN THE ADDENDUM TO THIS
                                          AGREEMENT

By:                                       By:
--------------------------------------    -------------------------------------

Name:                                     Name: Ralph R. Santoro
Title:                                    Title: Senior Vice President
Date: May 27, 2003                        Date: May 27, 2003

                         ADDENDUM TO CUSTODIAN AGREEMENT


                     DUNCAN HURST INTERNATIONAL GROWTH FUND

                        ICAP EURO SELECT EQUITY PORTFOLIO

                                UMB BANK OMNIBUS

                            UMB SCOUT WORLDWIDE FUND

                         UMB SCOUT WORLDWIDE SELECT FUND